UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5201 Great America Parkway, Suite 232 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LNDC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 19, 2020, Landec Corporation (the “Company”) and certain of its subsidiaries that are party to the Credit Agreement (as defined below) entered into the Seventh Amendment to Credit Agreement (the “Seventh Amendment”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), BMO Harris Bank, N.A. and City National Bank, as lenders (collectively, the “Lenders”), and JPMorgan as administrative agent (the “Administrative Agent”), which amended the Credit Agreement entered into on September 23, 2016 (as previously amended, the “Credit Agreement”) by and among the Company, certain of its subsidiaries party thereto, the Lenders, and the Administrative Agent.

The Seventh Amendment, among other things, (i) retroactively increases the maximum Total Leverage Ratio (as defined in the Credit Agreement) to 5.75:1.0 for the fiscal quarter ended February 23, 2020, which decreases back to 5.00:1.0 for the fiscal quarter ending May 31, 2020, and further decreases thereafter each fiscal quarter based on a schedule set forth in the Seventh Amendment; (ii) modifies the definition of EBITDA (as defined in the Credit Agreement) to include certain cash and non-cash charges relating to Tanok legal expenses, the Company’s escrow receivable reserve and certain other unusual, extraordinary or one-time cash items; (iii) modifies the definition of Unadjusted EBITDA (as defined in the Credit Agreement) to include cash and non-cash charges relating to Tanok legal expenses and the Company’s escrow receivable reserve in an amount not to exceed $300,000 in any of the months ending March 22, 2020, April 19, 2020 or May 31, 2020, (iv) requires cumulative minimum Unadjusted EBITDA thresholds to be met by the Company commencing on February 24, 2020 and ending on each of March 22, 2020, April 19, 2020 or May 31, 2020, at minimum Unadjusted EBITDA thresholds of $2,745,000.00, $6,186,000.00 and $20,000,000.00, respectively (the “Minimum EBITDA Threshold”); (v) restricts the Company and any of its subsidiaries from making Capital Expenditures (as defined in the Credit Agreement) in the aggregate during the four fiscal quarter period ending May 31, 2020 in excess of $37,427,000.00 (the “Capital Expenditure Limitation”); (vi) requires the Company to provide certain financial statements and certifications to each of the Administrative Agent and each Lender on a monthly basis; and (vii) provides for the acceleration of the Term Maturity Date (as defined in the Credit Agreement) from October 25, 2022 to September 23, 2021 if the Company fails to be in compliance with each of the financial covenants related to (a) the minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement), (b) the maximum Total Leverage Ratio, (c) the Minimum EBITDA Threshold and (d) the Capital Expenditure Limitation, in each case, as of the last day of each of the months ending March 22, 2020 and April 19, 2020 and the fiscal quarter ending May 31, 2020. Interest continues to be based on the Company’s Total Leverage Ratio, now at a per annum rate of either (i) the prime rate plus a spread of between 0.25% and 3.00% or (ii) the Eurodollar rate plus a spread of between 1.25% and 4.00%, plus, in each case, a commitment fee, as applicable, of between 0.15% and 0.55%, as further described in the Seventh Amendment. As of February 23, 2020, the Company’s Total Leverage Ratio was 5.55:1.0.
The credit facility under the Credit Agreement continues to be guaranteed by certain of the Company’s direct and indirect subsidiaries and secured by substantially all of the Company’s and such direct and indirect subsidiaries’ personal property assets (with the exception of Curation Foods’ equity interest in Windset Holdings 2010 Ltd.). The Credit Agreement continues to contain customary events of default under which the obligation could be accelerated and/or the interest rate increased, including with respect to a breach of the financial covenants described above.
In connection with the execution of the Seventh Amendment, the Company paid $482,000 in bank fees, consisting of (i) an arrangement fee to the Administrative Agent of $110,000, (ii) an amendment fee to the Lenders of $321,000 (which represented 15 basis points of the total credit facility remaining under the Credit Agreement as of the date of the Seventh Amendment), and (iii) related fees and expenses of the Lenders of $51,000.
The foregoing description of the Seventh Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 19, 2020, Brian McLaughlin was appointed as the Company’s Chief Financial Officer and Vice President of Finance and Administration. He had been serving as the Company’s interim Chief Financial Officer since his appointment on January 8, 2020.
Prior to serving as the Company’s interim Chief Financial Officer, Mr. McLaughlin served as the Chief Financial Officer of Curation Foods since August 2015 and Vice President of the Company since October 2019. Mr. McLaughlin was Chief Financial Officer for Organicgirl from 2010 until August 2015. Prior to that he was Chief Financial Officer for EuroFresh Farms from 2008 until 2009, and Chief Financial Officer for Driscoll’s, Inc. from 2006 until 2007. From 1996 until 2006, Mr. McLaughlin served as Chief Financial Officer of Fresh Express, Inc.
Item 8.01 Other Items.
On March 25, 2020, the Company issued a press release announcing the Seventh Amendment and appointment of Mr. McLaughlin, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Seventh Amendment to Credit Agreement, dated March 19, 2020, by and among Landec Corporation, Curation Foods, Inc., GreenLine Logistics, Inc., Yucatan Foods, Inc., Camden Fruit Corp., BMO Harris Bank, N.A., City National Bank and JPMorgan Chase Bank, N.A
99.1	Press Release of Landec Corporation, dated March 25, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2020
LANDEC CORPORATION

By: /s/ Brian McLaughlin
Brian McLaughlin
Chief Financial Officer and
Vice President of Finance and Administration